Exhibit 99.2

AMERICANWEST BANCORPORATION

CODE OF ETHICS

FOR DIRECTORS AND SENIOR FINANCIAL OFFICERS

IN ACCORDANCE WITH THE SARBANES-OXLEY

CORPORATE RESPONSIBILITY ACT OF 2002

It is the policy of AmericanWest Bancorporation (“AWBC”) that the directors, officers, and employees of AWBC and its subsidiaries (collectively or separately, the “Company”) are held to the highest standards of honest and ethical conduct. Because AmericanWest Bancorporation stock is publicly traded, senior financial officers1 of the Company are held to a particularly high set of ethical standards, which are further described below.2 Directors and Senior Financial Officers shall not commit acts contrary to these standards of ethical conduct nor shall they condone the commission of such acts by others within the organization.

Actual or suspected violations of this Code of Ethics by a director or Senior Financial Officer should be reported directly to the Chairman of the Audit & Compliance Committee (“Committee”) of the Board of Directors (“Board”) or, if an allegation of a violation regards the Chairman of the Committee, to the Chairman of the Board or the Company’s President, General Counsel or Chief Internal Auditor.

Should a director or Senior Financial Officer have a question whether a conflict of interest exists, the Board shall make the determination, and may provide solutions to resolve any such conflict. The affected person may not participate in any vote regarding the determination of a conflict or its appropriate resolution. Should a conflict of interest exist, the Board may waive the conflict if, in the exercise of its judgment, it determines that the conflict of interest is not material to the interests of the Company or shareholders. Should a conflict of interest be waived, the nature of the waiver, the person granted the waiver and the date of the waiver shall be promptly reported in accordance with all applicable laws, rules and regulations.

[1]

Defined as all Regulation O executive officers along with the Chief Executive Officer (CEO), Chief Financial Officer (CFO) or any person serving in an equivalent position regardless of whether or not he or she is designated as an executive officer for Regulation O purposes; hereinafter collectively referred to as “Senior Financial Officers.”

[2]	Directors and Senior Financial Officers are also subject to the Company’s Code of Ethics for all employees of the Company.

General Standards of Ethical Behavior

Each director and Senior Financial Officer will:

•	Conduct his or her personal and professional affairs in a way that avoids both real and perceived conflicts of interest between his or her interests and the interests of the Company.

•	Refrain from engaging in any activity that would compromise his or her professional ethics or otherwise prejudice the ability to carry out his or her duties to the Company.

•

Communicate to executive management of the Company and to accountants engaged in financial audits of the Company all relevant information and professional judgments or opinions, unfavorable as well as favorable.

•

Encourage open communication and full disclosure of financial information by providing a well understood process under which management is kept informed of financial information of importance, including any departures from sound policy, practice and accounting norms.

Each Senior Financial Officer will:

•	Ensure that all relevant subordinates understand the Company’s open communication and full disclosure standards and processes.

•	Refrain from disclosing confidential information acquired in the course of his or her work except where authorized, unless legally obligated to do so.

•

Inform subordinates, as appropriate, regarding the confidentiality of information acquired in the course of their work and monitor, as needed, to ensure that subordinates maintain that confidentiality.

•	Refrain from using or appearing to use confidential information acquired in the course of his or her work for unethical or illegal advantage, either personally or indirectly through others.

•

Establish appropriate systems and procedures to ensure that business transactions are recorded on the Company’s books in accordance with generally accepted accounting principles, established Company policy and appropriate regulatory pronouncements and guidelines.

•	Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation or regulatory guidelines.

•

Establish and administer financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound and profitable operation of the Company.

•

Completely disclose all relevant information reasonably expected to be needed by the Company’s regulatory examiners and internal and external auditors for the full, complete and successful discharge of their duties and responsibilities.

3